Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 82 to Registration Statement No. 33-52272 on Form N-1A, of our report dated December 18, 2012 relating to the financial statements of TCW Concentrated Value, TCW Dividend Focused Fund, TCW Growth Fund, TCW Growth Equities Fund, TCW International Growth Fund, TCW International Small Cap Fund, TCW Relative Value Large Cap Fund, TCW Select Equities Fund, TCW Small Cap Growth Fund, TCW SMID Cap Growth Fund, TCW Value Opportunities Fund, TCW Conservative Allocation Fund (formerly TCW Global Conservative Allocation Fund), and of our report dated December 21, 2012, relating to the financial statements and financial highlights of TCW Core Fixed Income Fund, TCW Emerging Markets Income Fund, TCW Emerging Markets Local Currency Income Fund, TCW Global Bond Fund, TCW High Yield Bond Fund, TCW Short Term Bond Fund, TCW Total Return Bond Fund, and TCW Enhanced Commodity Strategy Fund, each a series of TCW Funds, Inc., appearing in the Annual Reports on Form N-CSR of TCW Funds, Inc. for the year ended October 31, 2012, and to the references to us on the cover page of the Statement of Additional Information and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

June 26, 2013